As filed with the Securities and Exchange Commission on July 17 , 2013
Registration No. 333-186460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A 4
AMENDMENT NUMBER 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Tech Solutions, Inc.

Nevada	7371	80-086080824
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

80713 Alexandria Court, Indio, California 92201
714.473.9728
Ken-pinky@dc.rr.com
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

INCORP SERVICES, INC.
2360 Corporate Circle – S, Henderson, Nevada
89074-7722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101, Irvine, California 92618
Telephone:  949.660.9700
Fax:  949.660.9010
Attention:  Thomas E. Stepp, Jr.
tes@stepplawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.0001	4,000,000	$0.015	$60,000	$8.18

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL ITS SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
Dated July 17 , 2013
GLOBAL TECH SOLUTIONS, INC.

4,000,000 Shares of Common Stock
$0.015 per share

Global Tech Solutions, Inc. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 4,000,000 shares of its common stock at a price of $0.015 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten”, best-efforts, basis directly by our officer and director. There is no minimum number of shares required to be purchased by any investor. Kenneth Johnson, our sole officer and director, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Johnson or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the effective date the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 4,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. Refer to the section entitled “RISK FACTORS” beginning on Page 5.

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) when the registration statement of which this prospectus is a part is declared effective, there can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

v

PROSPECTUS SUMMARY

The Company Our Business
The Company was incorporated in the State of Nevada on October 24, 2012 with the name Global Tech Solutions, Inc. We are a development stage company with a principal business selling computer and mobile device software products.

The Company plans to develop and market software product as a mobile application for end users of the current generation iPhone 5 and iPad from Apple, Inc. The mobile application’s digital content will be customizable by the owner of the particular device using our software. This should be of particular interest to artists and professional photographers and videographers, who want to have their own iPhone 5/iPad applications. We plan to stay on the cutting edge of the constantly changing mobile application market, and our goal is to create a quality reputation within the mobile software community and marketplace. We plan to sell our initial applications through our own online retail website to professionals, who desire their own mobile applications and want to control the content (photos, videos, etc.).

We anticipate that we will receive revenue from the sale of our software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products, software upgrades and other software modifications.

As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature and scope.

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

Our operations to date have been devoted primarily to start-up and development activities. Our President, Kenneth Johnson, has performed all of those activities to date, which include the following:

●	Formation of the Company
●	Development of our business plan
●	Development of initial design and structure for mobile applications and desktop applications
●	Research on three major marketing methods/strategies, including small retail stores, major retail outlets, and online sales
●	Formulated product development and marketing strategies for our product lines to include:
o	iPhone 5 application for professionals in art and music
o	iPad application for professionals in art and music
o	iPhone 5 application for professionals in photography and videography
o	iPad application for professionals in photography and videography
●	Secured web site domain www.global-tech-solutions.net
●	research on mobile application user demographics

We will attempt to become completely operational and anticipate sales to begin during the third quarter of operations following the completion of this offering. In order to generate revenues, we must address the following areas:

●
Finalize and implement our marketing plan: In order to effectively penetrate our targeted market, we will use a multi-faceted and long-term marketing plan that includes a high-end website, targeting professional photographers and videographers, artists, and musicians, and specific distribution channels using independent representatives. Long-term, independent commissioned sales representatives will work as middlemen between us and any potential retailers or websites that wish to offer our products. Their responsibilities would include approaching appropriate retailers, attend trade shows and utilize creative marketing techniques to attract websites and stores to offer our products. Our long term marketing plan is entirely dependent on future financing and, thus, may not occur. We currently, do not have any engagements, agreements, or contracts with independent commissioned sales representatives.

●
Complete our website: we have secured the web domain located at  www.global-tech-solutions.net. The site is currently under construction, and we plan to utilize thissite with strategic e-commerce retailers. We have budgeted the necessary funding to develop a quality site.

●
Constantly monitor our market: We plan to constantly monitor our target market and adapt to consumers’ needs and desires. To be successful, we plan to evolve and diversify our product lines to satisfy the consumer.

●	Operate the Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

We were incorporated in Nevada on October 24, 2012, as Global Tech Solutions, Inc. Our principal executive offices are located at 80713 Alexandria Court, Indio, California 92201.
Our phone number is 714.473.9728.

Our fiscal year ends on October 31.

As of the date of this prospectus, we have 10,000,000 shares of our $.0001 par value common stock issued and outstanding and held by one shareholder.  We are registering for sale 4,000,000 shares of our common stock pursuant to the Securities Act of 1933.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of April 30, 2013, we had $2,625 in current assets and $21,900 in liabilities.  Accordingly, our negative working capital position as April 30, 2013 was $19,275.

Currently, we do not have enough cash to finance our operations.

We estimate that we need approximately $60,000 to support our operations during the next twelve months. This amount includes (i) $5,000 for costs related to this offering, which have not been paid and (ii) $21,000, which is our estimated cost necessary to comply with our reporting requirements during the next twelve months.  We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next twelve months.  Our cash shortfall will be $15,000, $30,000 and $45,000, respectively, if we sell 75%, 50% and 25% of the maximum offering.  We plan to meet any such shortfall through revenue from operations, private placements of our capital stock, and/or loans from Kenneth Johnson, our sole shareholder; provided, however, we have no commitment from any person for any additional funds.

Presently, we have no employees.  Our sole officer and director is responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

We have no present plans to be acquired by or to merge with another company, nor does our shareholder have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act
We are electing to not opt out of JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

●
be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●
be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Securities Exchange Act Rule 12b-2).

The Offering

The following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.

Number of Shares Being Offered:	The Company is offering as many as 4,000,000 shares of common stock, par value $0.0001

Offering Price per share:	$0.015

Offering Period:	The shares are being offered for a period not to exceed 180 days from the effective date of the registration statement of which this prospectus is a part.

Net Proceeds to Company (determined after deducting $5,000 of costs of this offering which remains unpaid):	If 4,000,000 shares (100%) are sold: $55,000 If 3,000,000 shares (75%) are sold: $40,000 If 2,000,000 shares (50%) are sold: $25,000 If 1,000,000 shares (25%) are sold: $10,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares of our Common Stock Outstanding Before the Offering:	10,000,000 shares

Number of Shares of our Common Stock Outstanding After the Offering:
If 4,000,000 shares (100%) are sold: 14,000,000 shares
If 3,000,000 shares (75%) are sold: 13,000,000 shares
If 2,000,000 shares (50%) are sold: 12,000,000 shares
If 1,000,000 shares (25%) are sold: 11,000,000 shares

Offering Expenses:	The expenses associated with this offering total approximately $22,500. Of this amount, approximately $17,500 has been paid to date, and the balance ($5,000) will be paid from this offering.

We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 4,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will use the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, products development, contractors, sales and marketing, and general working capital.

The Company has not presently engaged an independent stock transfer agent. We have identified several agents to facilitate the processing of stock certificates upon closing of the offering.

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring marker maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

Oct 24, 2012 (inception) through April 30, 2013
(unaudited)

Revenue:	$-0-

Operating Expenses:
Professional	26,100
General & administrative	2,375

Total operating expenses	28,475

State Income Taxes	800
Net Loss	$(29,275)

Net loss per common share, basic and diluted	$(.003)

Weighted average number of common shares, basic and diluted, outstanding	10,000,000

RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act
●
present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

●	Make risk factor disclosure in our annual reports of Form 10-K
●	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Because we are currently considered a “shell company” within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

●	Investors should consider shares of our common stock to be significantly risky and illiquid investments
●	We may not register our securities on Form S-8 (an abbreviated form of registration statement)
●	Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

The Company’s needs could exceed the amount of time or level of experience that our sole officer and director may have.

Our success largely depends on the continuing services of our President, Kenneth Johnson. His past experience to lead and nurture small and start-up companies makes the Company dependent on his abilities. Our continued success, also, depends on our ability to attract and retain qualified personnel. We believe that Mr. Johnson possesses valuable business development knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of Mr. Johnson could harm our operations, business plans and cash flows.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be our third quarter of operations. Until then, the responsibility of developing our business, offering and selling the shares offered by this prospectus and fulfilling the reporting requirements of a public company will be performed by Kenneth Johnson, our sole officer and director. While Mr. Johnson has business experience, including management and technology industry experience, he does not have extensive experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer. Nor does Mr. Johnson have any experience in managing a software company. Mr. Johnson has extensive experience in business management and technology products, but he has never been an officer or director of a software company. Accordingly, Mr. Johnson may not be able to operate our business effectively or generate any revenue from the sale of our intended products. There can be no assurance that we will be able to attract and hire officers or directors with experience in the software industry to operate our business, in the event that Mr. Johnson is otherwise unsuccessful in doing so.

Mr. Johnson spends at least ten (10) hours per week on the Company’s operations, or about twenty-five (25) percent of his time. Mr. Johnson also is an advisor to Digital Solutions, LLC., a company that he founded. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of business.

As we are a development stage company, we have generated no revenues and do not have an operating history.

The Company was incorporated on October 24, 2012; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We don’t have any substantial assets and are totally dependent upon the proceeds of this offering to initially  fund our business. If we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of April 30, 2013, we had cash of $2,625, which is the amount we had as of the date of this prospectus. We don’t have sufficient cash to pay our obligations as they become due. We have enough cash to satisfy our obligations for 2 months.

We have limited capital resources. To date, the Company has financed its operations from limited funding and has not generated any cash from operations. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations, if additional financing is not available. No known alternative resources of funds are available to us, in the event we do not receive adequate proceeds from this offering.

As of April 30, 2013, we had cash and cash equivalents of $2,625. Our liabilities at April 30, 2013, totaled $21,900, and we have no commitments to provide additional cash necessary to continue our operations. Our operations to date have been funded by capital contributed by Kenneth Johnson, our President, sole director and sole shareholder and loans by Mr. Johnson. We believe that our cash on hand will meet our obligations for approximately 2 months.

We believe that we will need $60,000 to meet our financial obligations for the next 12 months. This amount includes (i) $5,000 for costs related to this offering, which have not been paid and (ii) $21,000, which is our estimated cost necessary to comply with our reporting requirements during these 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash on hand is $2,625, we require $57,375 to satisfy our financial obligations for the next 12 months.

We anticipate that our source of cash to finance our operations for the next 12 months will be obtained from the proceeds of this offering, private placement of our securities and/or capital contributions or loans by Mr. Johnson. We have no commitment from Mr. Johnson or any other person to provide additional funds for our continued operations during that 12 month period. Our failure to obtain sufficient funds to continue our operations for the next 12 months could cause a reduction or termination of our operations, which could result in a loss of our shareholders’ investments our common stock.

Our growth strategy reflected in our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of our products and revenue.  We can provide no assurance that potential customers will purchase our products or that those customers will purchase our products at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●	we are not able to attract sufficient customers to the products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

●	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for our products below the level assumed by our business plan:

●	we fail to generate revenue sufficient to fund our operations;

●	we are forced to significantly adapt our business plan to meet changes in our markets; and

●	for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Our performance depends on market acceptance of our products.

The ability to develop software applications that the market determines to be desirable and willing to purchase is critically important to our success. We cannot be certain that mobile device and desktop software products that we offer will be appealing to the market and, as a result, there may not be any demand for our products, our sales could be limited, and we may never realize any revenues. In addition, there are no assurances that if we alter or develop new software products in the future, the market’s demand for those products will develop, and this could adversely affect our business and any possible revenues.

Our corporate actions are substantially controlled by Kenneth Johnson.

Kenneth Johnson beneficially owns 100% of our outstanding shares of common stock as of the date of this prospectus. After the closing of the offering, he will own approximately at least 71% of our then outstanding common stock.  As a result, he will have control of most matters requiring approval by our stockholders, without the approval of our minority stockholders.  He will, also, be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of our stockholders.  Accordingly, our other shareholders will be limited in their ability to affect change in how we conduct our business.  Mr. Johnson will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to his stock ownership, he is key to our operations and has significant influence over our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

We depend on strategic marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering our products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

Defects in our software products may adversely affect our business.

Complex software such as the software being developed by us may contain defects when introduced and, also, when updates and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

The software industry is highly competitive. If we cannot develop and market desirable software products that the public is willing to purchase, we will not be able to compete successfully. Our business may be adversely affected and we may not be able to generate any revenues.

We have many potential competitors in the mobile device and desktop computer software industry. We consider the competition is competent, experienced, and has greater financial and marketing resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors, also, offer a wider range of software products, have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, customer desires, as well as undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to develop and may acquire significant market share. Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support our endeavors. We cannot provide any assurances that we will be able to compete successfully against present or future competitors or that the competitive pressure we may encounter will not force us to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

Until we register a class of our securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Upon the registration statement of which this prospectus is a part being declared effective, it is our intention file a registration statement on Form 8-A with the SEC to register our class of common stock pursuant to Section 12 of the Exchange Act. However, until such time as we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

We estimate the cost of the registration statement of which this prospectus is a part to be approximately $22,500.  Of this amount, approximately $17,500 has been paid to date, and the balance, i.e., $5,000, will be paid from the proceeds from this offering.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports. Our business plan allows for the estimated $22,500 cost of the registration statement of which this prospectus is a part to be paid from our cash on hand and proceeds from this offering. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $21,000. The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $6,000) and attorneys (approximately $15,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $60,000 which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we will experience a capital deficiency to pay such estimated expenses. There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act of 1934, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering. We intend to sell those shares through our sole officer and director, Kenneth Johnson, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of those shares. Our selling efforts will not include any mass media methods, such as Internet or print media. Mr. Johnson has no experience in selling securities to potential investors.  There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses. If we are unable to sell all or any of the offered shares, we will not be able to raise the capital we need and may have difficulty with implementing our business plan.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 4,000,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 4,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholder of the Company is Kenneth Johnson who also serves as its sole director, President, Secretary, and Treasurer. Mr. Johnson acquired 10,000,000 restricted shares of our common stock at a price per share of $0.001 for a $10,000 equity investment. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s common stock in the future could result in further dilution. Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The price per share in the recent sale of our common stock to our founder, Kenneth Johnson, was $.001, and was not based on perceived market value, book value, or other established criteria and has no relationship the price per share in this offering. We did not obtain an independent appraisal opinion on the valuation of our common stock. Accordingly, our common stock may have a value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.  We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

●	liquidity of the market for our shares of common stock;
●	actual or anticipated fluctuations in our operating results;
●	sales of substantial amounts of our common stock, or the perception that such sales might occur;
●	changes in financial estimates by securities research analysts;
●	changes in the economic performance or market valuations of other companies in our industry;
●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
●	addition or departure of key personnel;
●	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
●	our dividend policy; and
●	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker-dealer made the suitability determination, and

●	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 100,000,000 shares of $.0001 par value common stock.  At present, there are 10,000,000 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 14,000,000 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.015. The following table sets forth use of proceeds assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total

Total offering proceeds	$(60,000)

Offering expenses:

Legal and professional fees	2,500	4.20
Accounting fees	1,000	1.70
EDGAR fees	1,500	2.50
Total offering expenses (1)	$5,000	8.40

Use of net proceeds:

Reporting and compliance (2)	21,000	35.0
Office supplies	500	.80
Product development (2)	26,000	43.30
Sales and marketing	6,000	10.00
Working capital (3)	1,500	2.50
Total use of net proceeds	$55,000	91.60

Total use of proceeds	$60,000	100.00

Application of Proceeds	If 75%	% of Total

Total offering proceeds	$(45,000)

Offering expenses:

Legal and professional fees	2,500	5.60
Accounting fees	1,000	2.20
EDGAR fees	1,500	3.30
Total offering expenses (1)	$5,000	11.10

Use of net proceeds:

Reporting and compliance (2)	21,000	46.70
Office supplies	250	.60
Product development (2)	12,500	27.80
Sales and marketing	5,000	11.10
Working capital (3)	1,250	2.70
Total use of net proceeds	$40,000	88.90

Total use of proceeds	$45,000	100.00

Application of Proceeds	If 50%	% of Total

Total offering proceeds	$(30,000)

Offering expenses:
Legal and professional fees	2,500	8.30
Accounting fees	1,000	3.30
EDGAR fees	1,500	5.00
Total offering expenses (1)	$5,000	16.60

Use of net proceeds:

Reporting and compliance (2)	14,000	46.80
Office supplies	250	.80
Product development (3)	6,000	20.00
Sales and marketing	4,000	13.30
Working capital (4)	750	2.50
Total use of net proceeds	$25,000	83.40
Total use of proceeds	$30,000	100.00

Application of Proceeds	If 25%	% of Total

Total offering proceeds	$(15,000)

Offering expenses:

Legal and professional fees	2,500	16.70
Accounting fees	1,000	6.60
EDGAR fees	1,500	10.0
Total offering expenses (1)	$5,000	33.30

Use of net proceeds:

Reporting and compliance (2)	4,000	26.70
Product development (3)	3,000	20.00
Sales and marketing	3,000	20.00
Total use of net proceeds	$10,000	66.70
Total use of proceeds	$15,000	100.00

Note:
(1)
The estimated balance of offering expenses to be paid from the proceeds of this offering. The remainder of these expenses has been paid from the proceeds of capital contributed by and loans from Kenneth Johnson, our sole shareholder.

(2)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.
(3)	The category of product development includes those fees and costs to independent contractors for the development of our mobile device software and desktop software products.
(4)
The category of working capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses. The funds designated as working capital will, also, be used to pay costs associated with being a publicly reporting company. In the event insufficient funds are allocated to working capital for the payment of such expenses, we intend to obtain such funding from future offerings of our securities or loans from related parties.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section entitled “RISK FACTORS”.

We planned our progress based on raising $60,000 through this offering. We have taken careful consideration to determine that $60,000 is the amount we need to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.  Those options include the private placement of our securities, loans from third parties and/or our shareholder. Any interruption in our business will greatly reduce our chances for success.

We reserve the right to change the use of these proceeds as a result of (a) the need for more working capital and     (b) whether our sales and marketing efforts are successful. In the event that we experience negative results from our sales and marketing efforts, we will likely be forced to reallocate some of the proceeds for use as working capital to maintain our business and to fund legal and accounting expenses incurred in connection with the preparation and filing of our periodic reports under the Exchange Act. Similarly, we may determine that we need more working capital in order to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. This is due in part because of the common stock issued to our sole officer and director totaling 10,000,000 shares at par value $0.0001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Relationships and Related Transactions”, herein, for more information. The net book value of our shares on October 31, 2012 was $0.

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (1,000,000 shares), 11,000,000 shares then outstanding, will be approximately $.0009 per share. If 50% of the offered shares are sold (2,000,000 shares), the net tangible book value of the 12,000,000 shares then outstanding will be approximately $.0017 per share. If 75% of the offered shares are sold (3,000,000 shares), the net tangible book value of the 13,000,000 shares then outstanding will be approximately $.0023 per share. If 100% of the offered shares are sold (4,000,000 shares), the net tangible book value of the 14,000,000 shares then outstanding will be approximately $.0029 per share.

Existing Shareholder Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Price per share	0.001	0.001	0.001	$0.001
Net tangible book value per share before the offering	$0.	$0.	$0	$0.
Potential gain to existing shareholders	$0.0009	$0.0017	$0.0023	$0.0029
Net tangible book value per share after the offering	$0.0009	$0.0017	$0.0023	$0.0029
Net increase in tangible book value per share to original shareholders	$0.0009	$0.0017	$0.0023	$0.0029
Capital contributions	$10,000	$10,000	$10,000	$10,000
Number of shares outstanding before offering	10,000,000	10,000,000	10,000,000	10,000,000
Number of shares after offering held by existing shareholders	10,000,000	10,000,000	10,000,000	10,000,000
Original percent of ownership after offering	91%	83%	77%	71%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$0.01	$0.01	$0.01	$0.01
Decrease in investment to new shareholders	91%	83%	77%	71%
Dilution per share to new shareholders	$0.01	$0.0083	$0.0077	$0.0071
Net capital contributions	$10,000	$20,000	$30,000	$40,000
Percentage of capital contributions (gross)	50%	67%	75%	80%
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Percentage of ownership after offering	9%	17%	23%	29%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Sole Officer and Director.

This is a self-underwritten offering. This prospectus permits our sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Kenneth Johnson, our sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances.

Neither Mr. Johnson nor any of his affiliates will purchase any shares of our common stock in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten” best-efforts basis directly through our sole officer and director. The shares will be offered at a fixed price of $.015 per share for a period not to exceed 180 days from the effective date of the registration statement of which this prospectus is a part. There is no minimum number of shares required to be purchased by any investor. Kenneth Johnson, our sole officer and director, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to Mr. Johnson. The intended methods of communication include, without limitations, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account. Investors’ subscriptions will be deposited in the Company’s bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be  seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

Our sole officer and director and his affiliates will not purchase any shares in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred eighty (180) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond one hundred eighty (180) days from that effective date.

We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 4,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit 10 to the registration statement of which this prospectus is a part) and sending it together with payment in full to Global Tech Solutions, Inc. All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber subscription, we will prepare and send to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 4,000,000 shares of our common stock.

Our authorized capital stock consists of 100,000,000 shares of common stock with a par value $0.0001 per share, and 10,000,000 shares of preferred stock with a par value $0.0001 per share.

Common Stock

The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
●	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
●	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
●	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present sole stockholder (Kenneth Johnson, our President and sole director) will own at least approximately 71% of the outstanding shares of our common stock.

Preferred Stock

We have no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 10,000,000 shares of preferred stock authorized with a par value $0.0001 as stated in our Articles of Incorporation. Our Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by our stockholders. Any shares of issued preferred stock would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of our preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The issuance of shares of our preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of our preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of our stockholders. In addition, under certain circumstances, the issuance of our preferred stock could adversely affect the voting power of the holders of our common stock. Although our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then market price of such stock. Our Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preemptive Rights

No holder of any shares of our capital stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to October 31, 2012, included in this prospectus has been audited by Kelly & Company,  Certified Public Accountants, PCAOB Registered Auditor, 3151 Airway Drive, Suite E-1, Costa Mesa, California. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Blvd., Suite 101, Irvine, California 92618 is counsel for our Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General Information

We were incorporated in the State of Nevada on October 24, 2012, with the name Global Tech Solutions, Inc.  Since inception, we have not generated any revenues and have accumulated losses in the amount of $29,275 as of April 30, 2013.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

The Company plans to develop and market software product as a mobile application for end users of the current generation iPhone 5 and iPad from Apple, Inc. The mobile application’s digital content will be customizable by the owner of the particular device using our software. This should be of particular interest to artists and professional photographers and videographers, who want to have their own iPhone 5/iPad applications. We plan to stay on the cutting edge of the constantly changing mobile application market, and our goal is to create a quality reputation within the mobile software community and marketplace. We plan to sell our initial applications through our own online retail website to professionals, who desire their own mobile applications and want to control the content (photos, videos, etc.).

As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature and scope.

We anticipate that we will receive revenue from the sale of our software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products, software upgrades and other software modifications.

As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our software products are completed, we will determine the prices based upon our costs and the prices of competing products.

We have yet to commence planned operations to any significant measure. As of the date of this prospectus, we, have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from sales of our software products. We believe that, if we obtain the proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to our business plan for the next twelve months. Our administrative office is located at 80713 Alexandria Court, Indio, California 92201.

Our fiscal year ends on is October 31.

Currently, we do not have enough cash to finance our operations.

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

Business Overview

We are a development stage software development company located in Indio, California. The Company intends for its initial software products to include customizable applications for Apple’s iPhone 5 and iPad mobile devices. The ability for the end user to control the content of its mobile application could position the Company among larger companies in a competitive market. We plan to stay on the cutting edge of the constantly changing mobile software market and create a reputation with the consumer of providing easy to use and attractive applications with the features that consumer’s desire. This market requires that new software features and updates be introduced on a regular basis, which is our long-term strategy.

Our initial software product is planned to be the framework and basic code for an iPhone 5/iPad application that can be used as a template for essentially an infinite number of mobile applications. By building the engine and template in advance and then using the same basic code repeatedly, the Company should avoid certain costs of development for each new application. Each new customer would have a set of features to choose from, which would provide the necessary content for the Company to customize an application for such customer’s business.

The Company would generate the engine/code/template and then customize it for each mobile application, thus providing a solution for small businesses to have their own iPhone 5 application for a fraction of the cost of developing such an application from scratch. Customers could choose from a variety of features, including but not limited to:

●	Custom graphics throughout the application (home screen, icons, buttons, etc.)
●	Video content
●	Audio content
●	Photo content
●	Maps and contact information
●	Links to external websites

●	Connections to social networking for use of content from popular sites such as Twitter, Facebook, and MySpace
●	Commerce for purchases from within application, or link to an online store

In addition to customized mobile application, our customers will receive a customized publishing application (PC-based initially, with a Mac version coming later) to manage the content in their apps. To update, add, or delete content, the customer uses the publishing application, which in turn communicates with a central server where the content is hosted and the updates will be made to the app the next time it is launched.

We intend to charge each of our customers an initial fee to download our basic application. The fee will be determined based upon the features each user desires. Additionally, each user will be charged a monthly fee for the continued use of our application. Upgrades and other modifications will be available to our customers for appropriate fees. We have no yet finalized the amount of those fees.

Our President, Kenneth Johnson, has been interviewing potential software developers regarding our products. Currently, the Company has no agreements or contracts in place with any software developers or designers. Our target market for our initial software application is professional videographers, photographers, and musical bands/groups that desire their own iPhone 5/iPad application as part of their marketing efforts.

Our current management is comprised of Kenneth Johnson, President (our sole officer) and sole director. Mr. Johnson founded Digital Solutions, LLC in 1996 and served as its president until 2008.  He has continued to serve as a member of its Board of Directors since retiring in 2008.  Digital Solutions, LLC is a distribution company serving the graphic arts and printing industries with hardware and software products. Due to Mr. Johnson’s leadership and his experience in the graphic arts industry, the Company believes he will complement the Company’s management. Acknowledging the inherent risks involved in software development, we will assess the need for any patents or trademarks on a continuing basis to protect our main applications. Once the process is initiated, applications are initially protected under the Patent Pending Process provision while completing the full patenting process. This protection will cover the United States, initially, also giving first priority to the European Community.

Distribution

We plan to initially focus our effort of distribution through online sales directly to the consumer. With our limited resources, the cost efficiencies involved in online sales is our targeted method for the distribution of our products. The Company has secured a distinctive URL (web address) in www.global-tech-solutions.net. A portion of the funds raised by this offering (see “USE OF PROCEEDS”) will go toward developing our website. We have used the Price Quote Calculator of WebPageFX to estimate the cost of a fully functioning website with ecommerce functionality to be between $5,000 and $9,000. While it is possible that the costs for a fully functional website could greatly exceed $5,000 to $9,000, we believe that we can have a third party web development company build a website to our specifications that will generate revenues for a price in that range. Such a website would be comprised of Company information, every product that we offer, and the ability to generate significant sales. Currently, the Company does not have a website in place but desires to build a website upon completion of this offering. The proposed website would additionally include efforts by the Company to engage in Search Engine Optimization and cross-marketing/linking with other software-related websites to drive traffic to www.global-tech-solutions.net. At this time, no other websites or companies have been engaged, negotiated with, or contracted to participate in cross-linking or cross-marketing with the Company with regard to website related activities.

Product Development

We believe that with the growth of Apple’s App Store, small businesses with exclusive content, such as photographers, videographers, and musicians should consider offering their own iPhone 5/iPad application as part of their marketing strategy. By offering them that opportunity at a price less than it would cost for another company to develop the application from scratch, we are hopeful that we will stand out in the competitive mobile software application market.

Immediate goals include the development of an Apple iPhone 5/iPad software application template that can be customized for each customer. Additionally, we will develop a PC-based publisher that communicates with a central server, so that each customer can control the content (photos, videos, audio files, etc.) of its mobile application from its own PC.

Clearly defined goals, both short and long term, will be an intricate part of the daily decision making process within the organization. It is with these defined goals in mind that allows us to feel confident with the many decisions required to maintain progressive working concepts. Within the next 12 months, we plan to have all current projects designed, developed, quality-tested, and completed for online sale to direct markets.

Long term, we have adopted a basic outline by which future goals will be established. As certain milestones are achieved at existing levels, new areas of design and development will be added. These new areas translate into the introduction of more products and more features to offer our customers, including entering Google’s mobile marketplace offered with all mobile devices running the Android operating system. These new products and long term goals are dependent on future financing and therefore may not occur. We intend to keep up with the increasingly competitive market using new and innovative features and products. Our intentions are to portray the Company as an innovative leader in the mobile software application market sectors.

Industry Analysis and Competition

Industry and Trend Analysis

The use of mobile applications has increased in recent years due to the introduction of 5G Smartphones running operating systems like Apple’s iPhone, Google’s Android, and RIM’s Blackberry. These devices allow the download of mobile applications to do everything from get news and weather, play games, engage in social networking activities, shop directly from smartphones, and much more.

We believe that there is a sufficient number of potential end users for the applications we plan to build. We believe that we can provide a relatively low cost solution to our customers available in the Apple App Store, giving them additional resources to market themselves.

BiznessApps offers a similar application for a starting cost of $59.00 per month. A similar competitor is MutualMobile, who concentrates more on development of mobile applications for larger companies. We believe that by concentrating on professionals in the industries of music and the arts, we can provide an affordable solution for a personalized and customizable mobile application for Apple’s iOS platform.

The market for iPhone5/iPod Touch mobile applications is highly competitive. As a smaller company, we will need to provide equal or better functionality and customization at lower prices than our competitors to be competitive. Most of our competitors have much greater financial resources and longer operating histories than we do and, as a result, may be able to offer their products at lower prices. While we will attempt to develop the best mobile applications for the music and arts, there are no assurances that we will be able to do so. We will compete with other software developers that have higher budgets for marketing and, accordingly, will have a competitive advantage. As our operations to date have been limited and we have not generated revenues, we do not, presently, have any market share of sales generated in the industry.

With the popularity of online photo and video sharing (e.g. Flickr, Photobucket, and YouTube), we hope that our personalized applications for musicians and digital arts professionals will enable us to develop products for other mobile operation platforms, such as Android and Blackberry.

Delineation of the Market Area and Identification of Target Markets

We believe that there is a sufficient number of individuals and small businesses that will benefit from offering their own iPhone 5/iPad applications in the Apple App Store. By marketing our services and products to these individuals and small companies, we may obtain enough market share to sustain our operation and be profitable.

We believe that our customizable mobile applications should be able to be offered worldwide. Our intended markets include North America, South America, Europe, Australia, and Asia. Specific targeted customers will include:

●
Professional Photographers and/or Videographers. This is the main target sales demographic to be sought by us, because we believe that there is a demand by professional photographers and videographers for an inexpensive way to present their small businesses through mobile applications, particularly on the Apple iOS devices, as Apple is the preferred hardware provider for many photographers to manipulate, store, and share their images and video content. By having their own mobile applications, they should be able to further promote their businesses and eliminate some printed materials/brochures.

●
Independent Video Producers. With the success of YouTube, we believe that families and independent video producers are capturing, archiving, and sharing more digital video content than ever before. We intend to target these independent videographers to offer them a way to share their videos with their own mobile applications.

●
Local/Regional Bands and Musicians. Many local/regional bands and musicians have audio content that they desire to make available to the general public, but the cost of having their own mobile applications has been cost-prohibitive. Using our software, local bands and musicians should be able to offer their fans and the general public mobile applications which they can use to provide free audio and video content.

Marketing

Our marketing activities are thought to be long-term and will include traditional product marketing activities such as production of both hardcopy and on-line promotional material, gathering of customer input for new product features and creation of product demonstrations. We will generate awareness of the Company and sales leads for our products through print and web-based advertising and consumer events such as trade shows for photographers/videographers. Additionally, we plan to build and maintain an extensive website that is used to inform our customers and prospects about our products. Initially, we plan to utilize the website as the main source of marketing our products. There may not be enough revenue from sales generated on our website to fund the future marketing efforts. The use of print media and participation in consumer events are considered to be part of our long-term strategy, so they depend partially or fully on future financing and, therefore, may not occur.

Online Marketing

We believe that the users of Apple’s mobile devices, by nature of owning these devices, are people who are familiar with the Internet (they are online) and are proficient in using the Apple App Store, as well as general web browsing for actions such as email, shopping and social networking. We intend that these users will be our largest prospective customers and, thus, most of our marketing budget and efforts will go towards online marketing.

We believe that building a website to present and market our products is the most cost-effective way to gain customers. Once the first software application is completed and tested, we believe that we can start generating revenues from online marketing with comparatively little cash outlay. Using search-engine-optimization methods, as well as online advertising, and cross-promotional links with photography sites, we believe that we will be able to reach a significant number of global prospective customers with the same capital as used to be necessary to reach a very local limited market.

Additionally, social media outlets such as Twitter, Facebook, MySpace, and many others have established effective methods for shoppers to share their likes and dislikes for products. We believe that properly placed and managed social media networks for the Company should provide us with the availability to generate revenue from online purchases with comparatively little cash outlay.

Print Media

We believe that to properly brand our products, a print media campaign will have to be utilized. The disadvantage of this method of marketing and branding is the relative high cost compared to online marketing. Competitors in the software industry still rely on traditional print media for product marketing and, more importantly, product branding.

Our media advertising will be monitored closely and managed as efficiently as possible and publications will be carefully selected. Joint advertising campaigns will be encouraged among the Company and certain persons or entities, such as photography, musician, and family magazines. We do not, currently, have any joint advertising campaigns. We believe that joint advertising campaigns are a viable way to stretch our advertising funds. Markets intended to be covered in our media effort will include photographers, videographers, local/regional bands and musicians, and families. With the associated costs of creating print media advertisements,  print media can be quite expensive for the Company. We have done the necessary due diligence regarding this marketing method and plan to utilize that method when we can afford it.

Consumer Events

We, also, plan to utilize tradeshows and other consumer events to promote our products and our brand. As with print media, these events are relatively expensive compared to online marketing. Significant competitors in the software industry use these events for product marketing, new product releases, and product branding. Having a presence at these events usually takes at approximately 3-6 months worth of planning and requires signage, representative, samples, and other promotional materials. We have done the necessary due diligence regarding this marketing method and plan to utilize that method when we can afford it.

When we determine that having a presence is advantageous, we plan to consider attendance and/or sponsorship signage for events such as the Consumer Electronics Show, the Photo Marketing Association International Show, and various musical gatherings and festivals such as South By Southwest and Coachella.

12 Month Growth Strategy and Milestones

Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to development of new and innovative products. While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative products should position the Company in the best possible way for long term success.

We have planned our progress based on raising $60,000 through this offering. We have taken careful consideration to determine that $60,000 will be sufficient to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 4,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of the offering.

Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 100%, 75%, 50% and 25%, respectively, of the shares offered by this prospectus.

First 3 Months

●	Interview software developers, graphic designers, and web developers (all will be independent contractors)
●	Finalize the framework for the first version of our mobile application
●	Finalize the framework for the first version of the PC-based application to update content via the web to the mobile application
●	Explore online marketing options and return on marketing expenditures
●	Begin development of both the mobile application and PC application

	100%	75%	50%	25%
Product Development	$15,000	$6,500	$3,000	$2,000
Sales and marketing	-	-	-	-
Compliance with filing requirements (accounting and legal fees)	$3,000	$3,000	$3,000	$3,000

4-6 Months

●	Begin development of a website using search-engine-optimization and our online marketing plan
●	Negotiate online merchant accounts with banks and with other providers such as PayPal
●	Continue development and testing of both the mobile application and PC application (obtain “alpha” version)

	100%	75%	50%	25%
Product Development	$7,000	$4,000	$2,000	$1,000
Sales and marketing	$3,000	$3,000	$3,000	$3,000
Compliance with filing requirements (accounting and legal fees)	$3,000	$3,000	$3,000	$1,000

7-9 Months

●	Finish website design, optimization, and e-commerce to take site “live”
●	Integrate shopping cart into website for online sales and promotions
●	Determine online marketing venues based on budget (photo/video websites, pay-per-click advertising, social media such as Twitter, Facebook, and MySpace)
●	Continue development and testing of both the mobile application and PC application (obtain “beta” version)
●	Begin beta testing with friends and family (free versions given to test and provide feedback)

	100%	75%	50%	25%
Product Development	$3,000	$2,000	$1,000	-
Sales and marketing	$2,000	$2,000	$1,000	-
Compliance with filing requirements (accounting and legal fees)	$3,000	$3,000	$3,000	-

10-12 Months

●	Release the first public version of both the mobile application and PC application for sale online
●	Analyze online marketing methods and make necessary changes for increased sales
●	Hire 1 employee to assist with customer support/ service and administrative duties as needed
●	Prepare 2 year marketing plan and find ways to consistently increase sales via online strategies and our marketing plan to be implemented at next phase

	100%	75%	50%	25%
Product Development	$1,000	-	-	-
Sales and marketing	$1,000	-	-	-
Compliance with filing requirements (accounting and legal fees)	$12,000	$12,000	$5,000	-

Patents and Trademarks

At the present we do not have any patents or trademarks.

Acknowledging the inherent risks involved in software development, we will assess the need for any patents or trademarks on a continuing basis to protect our main products.

Need for any Government Approval of Products

We do not require any government approval for our products.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date. We do plan to spend funds on product development as detailed in sections titled “USE OF PROCEEDS”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any environmental laws.

Employees and Employment Agreements

We, currently, have no employees.  Our President (and sole director), Kenneth Johnson, who, currently, devotes 10 hours a week to our business, is responsible for the primary operation of our business. There is no employment or similar agreement between the Company and Mr. Johnson.

Description of Property

We do not own any real property. Our business is presently operated from the residence of our President located at 80317 Alexandria Court, Indio, California 92201. Mr. Johnson, the sole officer and director of the Company, provides the office space free of charge and no lease exists. We consider our current office arrangement adequate and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

●
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

●	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, Kenneth Johnson, who will offer and sell the shares offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of
$29,275 for the period from inception (October 24, 2012) to April 30, 2013. The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (October 24, 2012) through April 30, 2013. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$2,625
Total assets	2,625

Total liabilities	21,900

Total stockholder’s equity	(19,275)

Total liabilities & stockholder’s equity	$2,625

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has orally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended October 31, 2012, Company had limited operations. As of April 30, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company did not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $29,275 for the period from inception (October 24, 2012) to April 30, 2013. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. We plan to seek additional funds through private placements of our securities and/or capital contributions on loans by Kenneth Johnson, our sole shareholder. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in  the registration statement of which this prospectus is a part do not include any adjustments that might occur from this uncertainty.

The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on anticipated costs and needs. Our 12 month budget is based on operations which will be completely funded if the $60,000 maximum amount raised through this offering. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate sales to begin in the fourth quarter following closing of the offering. Because our business is driven by actual sales of software applications, our revenue requirements will be reviewed and adjusted based on those actual sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum.

We have planned our goals and milestones based on raising $60,000 from this offering. We have taken careful consideration to determine that $60,000 is the amount we need to sustain operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to reduce our expenditures for various items, including operating expenses and expense of compliance with our reporting obligations. In this event, our operations could be affected adversely or terminated completely. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 4,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We plan to complete our milestones as follows:

First 3 Months

We will concentrate on the completion of the registration statement of which this prospectus is a part, as well as utilizing third party contractors for graphical design and beginning software development of our mobile and PC-based software applications. We have budgeted $15,000; $6,500; $3,000; and $2,000, if we sell 100%, 75%, 50%, and 25%, respectively, of the shares we are offering by this prospectus. The amounts are included in the product development line items in the “USE OF PROCEEDS”. At this time, no oral or written contracts have been made with any third parties. We, also, plan to explore online marketing options and interview software and web developers. The Company does not anticipate any costs associated with these activities and, if any costs do occur, they will come from the working capital line item in the “USE OF PROCEEDS”. We anticipate that during this period our professional fees (legal and accounting) associated with our reporting requirements as a public company will be approximately $3,000.

4-6 MONTHS

During months 4-6 the Company will focus on developing our online marketing website. We have secured the domain name www.global-tech-solutions.net. According to the Price Quote Calculator at WebpageFX, corporate websites like the one that we desire cost approximately $3,000, if we utilize U.S. developers. We have decided to keep the design to a minimum and, as such, the cost should be approximately $3,000 and is budgeted in the sales and marketing line item in each of the 4 presentations in the “USE OF PROCEEDS”. The website that is contemplated should provide for easy navigation, display of all products, and concise company information and will be a fully functional website. The Company will continue to design and develop its mobile software applications during this period as well. We have budgeted $6,000; $4,000; $2,000; and $1,000, if we sell 100%, 75%, 50%, and 25%, respectively, of the shares we are offering for sale by this prospectus in the product development items of “USE OF PROCEEDS” to address this item. The Company plans to start negotiations for online merchant accounts during this period. We anticipate that during this period the professional fees (legal and accounting) associated with our reporting requirement as a public company shall be approximately $3,000. In the event we do not sell at least 50% of the shares offered for sale by this prospectus, we will only be able to pay $1,000 of those professional fees.

7-9 MONTHS

During this period we anticipate software development costs to continue and the costs of software testing, quality assurance and marketing costs to increase. These costs are budgeted to be $3,000; $2,000; $1,000; and $0 if we sell 100%, 75%, 50% and 25%, respectively, of the shares we are offering for sale by this prospectus and are included in the product development items of the “USE OF PROCEEDS”. We anticipate that our website’s initial design will be complete, but we desire to add e-commerce to our website during this period. Our website will integrate a “shopping cart” for online sales, and we will determine online marketing venues such as Google, Amazon and other software websites where we potentially could be listed among software titles from other companies. The Company estimates it will cost approximately $2,000 for this project and, thus, budgeted in the sales and marketing item of the USE OF PROCEEDS. We will not be able to complete this aspect of our website, if we do not sell at least 50% of the shares offered for sale by this prospectus. Once the e-commerce functionality is added to the Company’s website, the website will be able to display Company information, all products and should be sufficient to generate significant online sales. While it is possible that the cost to build a fully functional website could greatly exceed $9,000, we believe that the budgeted $5,000 to $9,000 for our website is sufficient and will provide us with a website that should be able to generate sales. We anticipate that during this period the professional fees (legal and accounting) associated with our reporting requirements as a public company will be approximately $3,000. In the event we do no sell at least 50% of the shares offered for sale by this prospectus, we will not be able to pay any of those professional fees.

10-12 MONTHS

We hope that during this period we will launch the initial versions of our mobile and PC-based software applications for public sale on our website. We will continue to analyze online marking efforts and make necessary changes for increasing sales. Updates to our website to increase sales are estimated at $2,000, and the Company has allocated $1,000 from the sales and marketing budget and $1,000 from the product development budget to accommodate that expense. If we do not sell 100% of the shares offered for sale by this prospectus, all available funds will be used for product development. Future long term plans are to prepare a detailed two year marketing and software development plan to launch software updates and, possibly, new software applications on a regular basis after sales warrant activities of this type. Also, we anticipate that software development activities to continue and the costs related thereto to be $2,000 during this period. These costs are, also, budgeted in the product development item of “USE OF PROCEEDS”. We anticipate that during this period the professional fees (legal and accounting) associated with our reporting requirements as a public company will be approximately $12,000. In the event we sell only 50% of the shares offered by this prospectus, we will be able to pay only $5,000 of those fees. In the event that we sell only 25% of those shares, we will not be able to pay any of those professional fees.

Operating Results for the period October 24, 2012(date of inception) through October 31, 2012 and for the six month period ended April 30, 2013

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

Revenues. For the period from October 24, 2012 (date of inception) through October 31, 2012, our revenues were $0. For the six month period ended April 30, 2013, our revenues were $0. There has been no revenue generated during the periods presented, since our operations are in the business development stage. All efforts have been in the development of our business plan.

Operating Expenses. Our operating expenses were $9,200 for the period from October 24, 2012 (date of inception) through October 31, 2012. Our operating expenses for the six month period ended April 30, 2013, were $19,275. These expenses are primarily professional and consulting fees in development of our business plan and legal and accounting services associated with the preparation of the registration statement of which this prospectus is a part.

Liquidity and Capital Resources

As of April 30, 2013, we had cash and cash equivalents of $2,625. Liabilities at April 30, 2013, totaled $21,900, and we have no material commitments. Net cash used in operations was $17,375 for the period October 24, 2012 (date of inception) through April 30, 2013. Our deficiency in our use of funds will continue until such time that we can generate revenue sufficient to pay our operating and public reporting expenses. There have been no investing activities during the period ended April 30, 2013. On October 29, 2012, Kenneth Johnson contributed $10,000 to our capital in exchange for 10,000,000 shares of our common stock.

On December 19, 2012, Kenneth Johnson, our President, sole director and sole shareholder, lent us $10,000, payable on demand, as specified by the provisions of a written Demand Promissory Note, a copy of which is attached to the registration statement of which this prospectus is a part.

On February 21, 2013, Mr. Johnson lent us an additional $1,500. This loan is not evidenced by a promissory note.

We are seeking investors to assist us to finance our operations. Our current cash is $2,625, which we believe will meet our obligations for approximately 2 months. We believe that we will need $60,000 dollars to satisfy our financial obligations for the next 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe that we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash on hand is $2,625, we require $57,375 to satisfy our financial obligations for the next 12 months.

We are aware that our costs may increase and our estimates may be greater than expected. We anticipate funding our operations by the private placement of our securities and/or capital contributions or additional loans from Mr. Johnson; provided, however, we have no commitment from Mr. Johnson or any other person regarding additional funds.

Inflation

Inflation does not materially affect our business or the results of our operations.

Subsequent Events

On December 19, 2012, Kenneth Johnson, our President, sole director and sole shareholder, lent us $10,000, payable on demand, as specified by the provisions of a written Demand Promissory Note, a copy of which is attached to the registration statement of which this prospectus is a part.

On February 21, 2013, Mr. Johnson lent an additional $1,500 to the Company. This loan is not evidenced by a note.

Off-Balance Sheet Arrangements

None.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis Of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected an October 31 year end.

B. Basic Earnings Per Share
The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from inception (October 24, 2012) to October 31, 2012.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $2,625 in cash and cash equivalents at April 30, 2013.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is October 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, October 24, 2012, to October 31, 2012 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the Company are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Name	Age	Position

Kenneth Johnson	73	President, Secretary and Chairman of the Board of directors(1)

(1)	Mr. Johnson will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's Bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to occur immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Background of Executive Officers and Director

The following information sets forth the background and business experience of our director and executive officers.

Kenneth Johnson, President, Secretary and Chairman of the Board of Directors.

Mr. Johnson has more than 50 years of experience in management, sales and marketing, product development, raising capital and business development. Upon completion of his Bachelors of Science in Biology and Biochemistry from the University of Rhode Island in 1967, Mr. Johnson started his career with Union Carbide in 1967. After spending four years with the Linde Division of Union Carbide, in 1971, Mr. Johnson founded VBA Cryogenics, which supplied rare and specialty gases and gas blends to the aerospace, medical and scientific research industries.  Mr. Johnson merged VBA Cryogenics with VB Anderson Co. in 1991, when he left to become the crisis manager of Phoenix Distributors, Inc., which has not been profitable for the most recent 4 years before he became involved with Phoenix Distributions. He caused this company to become profitable by reducing excess inventory, reducing duplicate product lines, centralizing inventory management, and eliminating personnel. After returning this company to profitability, he formed Digital Solutions LLC in 1994. He acted as president of Digital Solutions LLC until his retirement in 2005.  He continues to serve as an advisor to Digital Solutions LLC. Digital Solutions LLC distributes hardware and software to the graphic arts and printing industries. Since his retirement, he has continued to serve as an advisor to Digital Solutions LLC and manage his investments.

Due to Mr. Johnson’s executive leadership and his experience in the graphic arts industry, the Company believes he will complement its management.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

●	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

●	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

o
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	o	engaging in any type of business practice; or

	o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

●	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

●	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

●	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	o	any federal or state securities or commodities law or regulation; or

o
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our sole officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our officer and director.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Nonequity	Nonqualified	All other	Total
				Stock	Option	incentive	deferred	compen-
		Salary	Bonus	Awards	Award(s)	plan	compensation	sation
Name and principal position	Year	($)	($)	($)	($)	compensation($)	earnings($)	($)	($)
Kenneth Johnson (1)	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, Secretary and Chairman of the Board of Directors

(1)
There is no employment contract with Mr. Johnson at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Contracts

Since the date of incorporation on October 24, 2012, we have not compensated Mr. Johnson, our President and Secretary. Our Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Beneficial Ownership

Amount and Nature of Beneficial Ownership Percentage of class (1)(2)

Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering (3)
Common Stock	Kenneth Johnson 80713 Alexandria Court Indio, California 92201	10,000,000	10,000,000	100%	71.43%

Common Stock	All Executive Officers and Directors as a Group(1)	10,000,000	10,000,000	100%	71.43%

(1)
The percentages are based on a before-offering total of 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus and assume the 4,000,000 shares registered for sale in the offering will be sold.

(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)	Assumes the sale of all of the 4,000,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 14,000,000 based upon that assumption.

Future Sales By Existing Stockholder

A total of 10,000,000 shares have been issued to our existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our sole shareholder does not have any plans to sell his shares at any time after this offering is complete.

Certain Relationships and Related Transactions

Kenneth Johnson is our sole officer and director. We are currently operating out of the premises of Mr. Johnson, on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to that arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any employees. We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our President, Kenneth Johnson. We intend to seek independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors members.

On October 29, 2012, Kenneth Johnson subscribed for 10,000,000 shares of our $.0001 par value common stock, at a per share price of $.001, for a total of $10,000.

Additionally, on December 19, 2012 we borrowed $10,000 from Kenneth Johnson, which is payable upon demand. In connection with that borrowing, we executed and delivered to Mr. Johnson a Demand Promissory Note, and a copy of that Demand Promissory Note is included as an exhibit to the registration statement of which this prospectus is a part.

On February 21, 2013, Mr. Johnson lent an additional $1,500 to the Company. This loan is not evidenced by a note.

As of the date of this prospectus, the amount we owe Mr. Johnson is $11,500, and that amount does not accrue interest. Additionally, as of the date of this prospectus, we have not paid Mr. Johnson any amount whatsoever.

Other than as specified above, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

Global Tech Solutions, Inc.
A Development Stage Company

Condensed Financial Statements

(Unaudited)

As of April 30, 2013 and October 31, 2012 and
For the Three-Month and Six-Month Periods Ended April 30, 2013 and
For the Period From October 24, 2012 (Date of Inception) to April 30, 2013

Index to the Financial Statements

Global Tech Solutions, Inc.
(A Development Stage Company)
As of April 30, 2013 and October 31, 2012 and
For the Three-Month and Six-Month Periods Ended April 30, 2013 and
For the Period From October 24, 2012 (Date of Inception) to April 30, 2013
(Unaudited)

Condensed Financial Statements of Global Tech Solutions, Inc., a Development Stage Company (Unaudited):

Condensed Balance Sheets as of April 30, 2013 and October 31, 2012	F - 3

Condensed Statements of Operations For the Three-Month and Six-Month Periods Ended April 30, 2013 and the Period From October 24, 2012 (Date of Inception) to April 30, 2013	F - 4

Condensed Statement of Stockholders' Equity For the Period From October 24, 2012 (Date of Inception) to April 30, 2013	F - 5

Condensed Statements of Cash Flows For the Six-Month Period Ended April 30, 2013 and the Period From October 24, 2012 (Date of Inception) to April 30, 2013	F - 6

Notes to the Condensed Financial Statements	F - 7

Global Tech Solutions, Inc.
(A Development Stage Company)

Condensed Balance Sheets

(Unaudited)

	April 30,	October 31,
	2013	2012

Assets:
Cash	$2,625	5,000
Total current assets	2,625	5,000
Total assets	$2,625	5,000

Liabilities:
Accounts payable and accrued expenses	$9,600	$4,200
Advance from CEO	1,500	-
Note payable to CEO	10,000	-
State franchise fees payable	800	800
Total current liabilities	21,900	5,000
Total liabilities	$21,900	$5,000

Commitments and contingencies (Note 7)

Stockholders' deficit:
Preferred stock; $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	$-	$-
Common stock; $0.0001 par value; 100,000,000 shares authorized; 10,000,000 issued and outstanding	1,000	1,000
Capital in excess of par value	9,000	9,000
Deficit accumulated during the development stage	(29,275)	(10,000)
Total stockholders' deficit	(19,275)	-
Total liabilities and stockholders' deficit	$2,625	$5,000

The accompanying notes are an integral part of the financial statements.

Global Tech  Solutions, Inc.
(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	For the Three-Month Period Ended April 30, 2013	For the Six-Month Period Ended April 30, 2013	Form the Period From October 24, 2012 (Date of Inception) to April 30, 2013

Revenue	$-	$-	$-

Operating expenses:
Professional fees	2,525	17,900	26,100
General and administrative	1,365	1,375	2,375
Total operating expenses	3,890	19,275	28,475

Net loss before taxes	(3,890)	(19,275)	(28,475)
State income taxes	-	-	800

Net loss	$(3,890)	$(19,275)	$(29,275)

Net loss per common share, basic and diluted	$0.000	$(0.002)	$(0.003)

Weighted average number of common shares outstanding, basic and diluted	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Condensed Statement of Stockholders' Equity

(Unaudited)

						Deficit
						Accumulated
					Capital in	During	Total
	Preferred Stock		Common Stock		Excess of	Development	Stockholders'
	Shares	Amount	Shares	Amount	Par Value	Stage	Deficit

Balance, October 24, 2012 (date of inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock for cash, $0.001 per share	-	-	10,000,000	1,000	9,000	-	10,000

Net loss for the period from October 24, 2012 (date of inception) to October 31, 2012	-	-	-	-	-	(10,000)	(10,000)

Balance, October 31, 2012	-	-	10,000,000	1,000	9,000	(10,000)	$-

Net loss for the six-month period ended April 30, 2013	-	-	-	-	-	(19,275)	(19,275)

Balance, April 30, 2013	-	$-	10,000,000	$1,000	$9,000	$(29,275)	$(19,275)

The accompanying notes are an integral part of the financial statements.

Global Tech  Solutions, Inc.
(A Development Stage Company)

Condensed Statements of Cash Flows

(Unaudited)

		For the
		Period From
	For the	October 24,
	Six-Month	2012 (Date of
	Period Ended	Inception) to
	April 30,	April 30,
	2013	2013

Cash flows used in operating activities:
Net loss	$(19,275)	(29,275)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	5,400	9,600
State franchise fees payable	-	800
Net cash used in operating activities	(13,875)	(18,875)

Cash flows from financing activities:
Proceeds from note payable - CEO	10,000	10,000
Advance from CEO	1,500	1,500
Proceeds from issuance of common stock	-	10,000
Net cash from financing activities	11,500	21,500

Net (decrease) increase in cash	(2,375)	2,625

Cash - beginning of period	5,000	-

Cash - end of period	$2,625	$2,625

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

1.         Company information

Description of Development Stage Operations

Global Tech Solutions, Inc. (the “Company” or "we"), a Nevada corporation, is a development stage software application developer located in Indio, California. The Company's initial software products consist of personalized mobile applications for devices such as Apple’s iPhone5 and iPad. Additionally, the Company desires to develop accompanying software applications for the PC and Mac that allow the owner of the mobile application to alter and control the content in their mobile application. The Company plans to stay on the cutting edge of the constantly changing mobile software market and our goal is to create a quality reputation within the professional photographer/videographer, musician, artist, and personal family markets.

The first applications will take into consideration the features that our target market is demanding, namely the ability to control their own content for their own mobile application. This content can be in the form of photos, videos, audio files, and many other customizable features that will appeal to our target market. Being able to control the content of their own mobile application, means that users can use the application (“app”) to further market their businesses or hobbies. The current software applications will be marketed under the “Global Tech Solutions” brand and will be offered at a price reasonable enough for small businesses and even families to effectively have their own iPhone App.

2.         Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from October 24, 2012 (date of inception) to April 30, 2013, the Company has not established any source of revenues and has had no operations. As of April 30, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

3.         Significant Accounting Policies

Basis of Presentation and Use of Estimates in the Financial Statements

The Company has prepared the accompanying unaudited condensed financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim reporting. We have condensed or omitted certain information and footnote disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) pursuant to such rules and regulations. The unaudited condensed financial statements reflect all adjustments, which are normal and recurring, that are, in the opinion of management, necessary to fairly state the financial position as of April 30, 2013 and the results of operations and cash flows for the related three-month and six-month periods ended April 30, 2013 and for the period from October 24, 2012 (date of inception) to April 30, 2013. The results of operations for the six-month period ended April 30, 2013 are not necessarily indicative of the results that may be expected for the year ending October 31, 2013 or for any other periods. The unaudited financial statements should be read in conjunction with our audited financial statements for the period ended October 31, 2012, included in the Form S-1 filed with the SEC on February 5, 2013.

Cash and Cash Equivalents

All cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. At April 30, 2013, deposits with the bank did not exceed FDIC limits.  Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.  At April 30, 2013, we had no cash equivalents.

Research and Development Expenses

Expenditures for research, development, and engineering of products are expensed as incurred.

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or costs associated with such revenue streams.  Operating expenses recognized in the Statement of Operations are expensed as incurred.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising costs when incurred.  No advertising costs were incurred for the period from October 24, 2012 (date of inception) to April 30, 2013.

No Items of Other Comprehensive Income or Loss

The Company has no items of other comprehensive income or loss for the period from October 24, 2012 (date of inception) to April 30, 2013.  Therefore, the net loss as presented in the Company’s Statement of Operations equals comprehensive loss.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740 “Income Taxes” (ASC 740). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized tax benefit at April 30, 2013. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

Loss Per Share

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At April 30, 2013, the Company did not have any potentially dilutive common shares.

Fair Value of Financial instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three tier hierarchy that prioritizes the inputs used to measure fair value, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

The Company’s financial instruments are cash, accounts payable, advance from CEO and note payable to CEO. The recorded values of each of these instruments approximate their fair values based on their short-term nature.

The fair value measurements of the Company’s financial instruments at April 30, 2013 were as follows:

	Level 1	Level 2	Level 3	Total
April 30, 2013
Cash and cash equivalents	$2,625	-0	-	$2,625

Recent Accounting Pronouncements

There are no recent accounting pronouncements adopted by the Company.

Disclosure of Evaluation of Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through May 31, 2013, the date these financial statements were issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

Reclassifications

Certain reclassifications have been made to the prior periods' financial statements to conform to the current period presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

4.         Income Taxes

For the period from October 24, 2012 (date of inception) to April 30, 2013, the Company incurred a net operating loss of $29,275 and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At April 30, 2013, the Company had $29,275 of federal and state operating loss carryforwards which, if not utilized, will begin to expire in 2032 for both federal purposes and California purposes.

5.         Related Party Transactions

Sale of Common Stock

On October 24, 2012, the Company sold 10,000,000 shares of its common stock to the president of the Company for $10,000 at a per share cash price of $0.001.

Conflict of Interest Policy

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Office Lease

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

Related Party Note Payable

On December 19, 2012, the President of the Company, who is also the sole shareholder and Board Member, loaned the Company $10,000.  The loan is evidenced by an unsecured demand promissory Note Payable.  The Note Payable is due on demand or December 14, 2013, whichever is first, and does not bear interest.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

(Unaudited)

Shareholder Advance

In February 2013, the Company's CEO advanced $1,500 to the Company to pay for S-1 filing fees.  The amount remains unpaid as a related party current liability.

6.         Equity

Preferred Stock

On October 25, 2012, the Company amended its articles of incorporation to authorize 10,000,000 shares of the Company's capital stock as preferred stock, which may be issued in one or more series.  The par value of preferred stock is $0.0001 and there are no shares of preferred stock issued or outstanding at April 30, 2013.

Issuance of Common Stock

As discussed in Note 5, on October 24, 2012, the Company sold 10,000,000 shares of its common stock to the president of the Company for $10,000 at a per share cash price of $0.001.

7.         Commitments and Contingencies

Concentrations

The Company's president is also the sole shareholder and sole board member.  There are no other employees.  Any incapacitation of the president would have a significant impact on the Company.

Commitments

As discussed in Note 5, the Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

Global Tech Solutions, Inc.
A Development Stage Company

Financial Statements

As of October 31, 2012 and
For the Period From October 24, 2012 (Date of Inception) to October 31, 2012

Index to the Financial Statements

Global Tech Solutions, Inc.
(A Development Stage Company)
As of October 31, 2012
For the Period from October 24, 2012 (Date of Inception)
to October 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Global Tech Solutions, Inc.

We have audited the accompanying balance sheet of Global Tech Solutions, Inc. (the "Company"), a development stage company, as of October 31, 2012 and the related statements of operations, stockholders' equity, and cash flows for the period from October 24, 2012 (date of inception) to October 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Tech Solutions, Inc., a development stage company, as of October 31, 2012 and the results of its operations and its cash flows for the period from October 24, 2012 (date of inception) to October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no established source of revenues, no operations, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plans in regard to this uncertainty are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kelly & Company
Costa Mesa, California
January 23, 2013

Global Tech Solutions, Inc.
(A Development Stage Company)

Balance Sheet

October 31, 2012

Assets:

Cash	$5,000

Total current assets	5,000

Total assets	$5,000

Liabilities:

Accrued expenses	$5,000

Total current liabilities	5,000

Total liabilities	$5,000

Commitments and contingencies (Note 7)

Stockholders' Equity:

Preferred stock; $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	$-

Common stock; $0.0001 par value; 100,000,000 shares authorized; 10,000,000 issued and outstanding	1,000

Capital in excess of par value	9,000

Deficit accumulated during the development stage	(10,000)

Total Stockholders' Equity	-

Total Liabilities and Stockholders' Equity	$5,000

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Statement of Operations

For the Period from October 24, 2012 (Date of Inception) to October 31, 2012

Revenue	$-

Operating expenses:

Professional	8,200

General and administrative	1,000

Total operating expenses	9,200

Net loss before taxes	$(9,200)

State income taxes	800

Net loss	$(10,000)

Net loss per common share, basic and diluted	$(0.001)

Weighted average number of common shares outstanding, basic and diluted	10,000,000

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Statement of Stockholders' Equity

For the Period from October 24, 2012 (Date of Inception) to October 31, 2012

						Deficit
						Accumulated
					Capital in	During
	Preferred Stock		Common Stock		Excess of	Development	Total
	Shares	Amount	Shares	Amount	Par Value	Stage	Equity

Balance, October 24, 2012 (date of inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock for cash, $0.001 per share--10,000,0001,0009,000-10,000	-	-	10,000,000	1,000	9,000	-	10,000

Net loss for the period from October 24, 2012 (date of inception) to October 31, 2012	-	-	-	-	-	(10,000)	(10,000)

Balance, October 31, 2012	-	$-	10,000,000	1,000	9,000	(10,000)	$-

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Statement of Cash Flows

For the Period from October 24, 2012 (Date of Inception) to October 31, 2012

Cash flows from operating activities:

Net loss	$(10,000)

Adjustments to reconcile net loss to net cash used by operating activities:

Changes in operating assets and liabilities:

Accrued expenses	5,000

Net cash used by operating activities	(5,000)

Cash flows from financing activities:

Proceeds from issuance of common stock	10,000

Net cash provided by financing activities	10,000

Net increase in cash	5,000

Cash - October 24, 2012 (date of inception)	-

Cash - October 31, 2102	$5,000

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of the financial statements.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

1.         Company information

Description of Development Stage Operations

Global Tech Solutions, Inc. (the “Company”), a Nevada corporation, is a development stage software application developer located in Indio, California. The Company's initial software products consist of personalized mobile applications for devices such as Apple’s iPhone5 and iPad. Additionally, the Company desires to develop accompanying software applications for the PC and Mac that allow the owner of the mobile application to alter and control the content in their mobile application. The Company plans to stay on the cutting edge of the constantly changing mobile software market and our goal is to create a quality reputation within the professional photographer/videographer, musician, artist, and personal family markets.

The first applications will take into consideration the features that our target market is demanding, namely the ability to control their own content for their own mobile application. This content can be in the form of photos, videos, audio files, and many other customizable features that will appeal to our target market. Being able to control the content of their own mobile application, means that users can use the application (“app”) to further market their businesses or hobbies. The current software applications will be marketed under the “Global Tech Solutions” brand and will be offered at a price reasonable enough for small businesses and even families to effectively have their own iPhone App.

2.         Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from October 24, 2012 (date of inception) to October 31, 2012, the Company has not established any source of revenues and has had no operations. As of October 31, 2012, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

3.         Significant Accounting Policies

Basis of Presentation and Use of Estimates in the Financial Statements

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

All cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. At October 31, 2012, deposits with the bank did not exceed FDIC limits.  Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Research and Development Expenses

Expenditures for research, development, and engineering of products are expensed as incurred.

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or costs associated with such revenue streams.  Operating expenses recognized in the Statement of Operations are expensed as incurred.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising costs when incurred.  No advertising costs were incurred for the period from October 24, 2012 (date of inception) to October 31, 2012.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

No Items of Other Comprehensive Income or Loss

The Company has no items of other comprehensive income or loss for the period from October 24, 2012 (date of inception) to October 31, 2012.  Therefore, the net loss as presented in the Company’s Statement of Operations equals comprehensive loss.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740 “Income Taxes” (ASC 740). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized tax benefit at October 31, 2012. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At October 31, 2012, the Company did not have any potentially dilutive common shares.

Fair Value of Financial instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three tier hierarchy that prioritizes the inputs used to measure fair value, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

Accrued expenses are reported at their historical carrying values, which approximate their fair values based on their short-term nature.

The fair value measurements of the Company’s financial instruments at October 31, 2012 were as follows:

	Level 1	Level 2	Level 3	Total
October 31, 2012
Cash and cash equivalents	$5,000	-	-	$5,000

Recent Accounting Pronouncements

There are no recent accounting pronouncements adopted by the Company.

4.         Income Taxes

For the period from October 24, 2012 (date of inception) to October 31, 2012, the Company incurred a net operating loss of $10,000 and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At October 31, 2012, the Company had $10,000 of federal and state operating loss carry forwards which, if not utilized, will begin to expire in 2032 for both federal purposes and California purposes.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of $4,384 will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at October 31, 2012.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate to pre-tax loss is as follows:

October 24, 2012
(date of
inception) to
October 31, 2012

Tax benefit at U.S. statutory rate	$(3,500)
State income tax benefit	(84)
Valuation allowance	4,384
Tax expense	$800

Tax expense for the period from October 24, 2012 (date of inception) to October 31, 2012 is the $800 California minimum tax.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

The Company did not have any temporary differences for the period from October 24, 2012 (date of inception) to October 31, 2012. The Company is subject to U.S. federal and state income tax examinations by tax authorities for the period ended October 31, 2012.

5.         Related Party Transactions

On October 24, 2012, the Company sold 10,000,000 shares of its common stock to the president of the Company for $10,000 at a per share cash price of $0.001.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

6.         Equity

Preferred Stock

On October 25, 2012, the Company amended its articles of incorporation to authorize 10,000,000 shares of the Company's capital stock as preferred stock, which may be issued in one or more series.  The par value of preferred stock is $0.0001 and there are no shares of preferred stock issued or outstanding at October 31, 2012.

Issuance of Common Stock

As discussed in Note 5, on October 24, 2012, the Company sold 10,000,000 shares of its common stock to the president of the Company for $10,000 at a per share cash price of $0.001.

7.         Commitments and Contingencies

Concentrations

The Company's president is also the sole shareholder and sole board member.  There are no other employees.  Any incapacitation of the president would have a significant impact on the Company.

Global Tech Solutions, Inc.
(A Development Stage Company)

Notes to the Financial Statements

Commitments

As discussed in Note 5, the Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

8.        Subsequent Events

The Company evaluated subsequent events through January 23, 2013, the date these financial statements were issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements, other than as disclosed below.

Related Party Note Payable

On December 19, 2012, the President of the Company who is also the sole shareholder and Board Member, loaned the Company $10,000.  The loan is evidenced by an unsecured demand promissory Note Payable.  The Note Payable is due on demand or December 14, 2013, whichever is first, and does not bear interest.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
We are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Global Tech Solutions, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee:

Registration fee	$8.18
Accounting fees and expenses	6,000.00
Legal and professional fees and expenses	15,000.00
EDGAR fees and expenses	1,500.00
Total	$22,508.18	*

*As of the date of this prospectus, we have paid $17,508.18 of this amount. The remaining $5,000.00 will be paid from the proceeds of this offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We will indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him or her. Nevada law also provides for discretionary indemnification for each person who serves at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself or herself in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In a criminal action, he or she must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES.

On October 29, 2012, we sold 10,000,000 shares of its $0.0001 unregistered common stock to our President, Kenneth Johnson, for $10,000. The sale did not involve the use of an underwriter, advertising or public solicitation. Those shares are “restricted” securities; and, no commissions were paid in connection with the sale of those shares. Since inception, we have not sold any other shares of our common stock. Those shares were sold in reliance upon the exemption from registration specified in Section 4(2) of the Securities Act of 1933.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to Articles of Incorporation
3.3*	Bylaws
5.1**	Opinion Regarding Legality and Consent of Counsel by Stepp Law Corporation
10*	Form of Subscription Agreement
23.1	Consent of Independent Auditor’s Consent
23.2**	Consent of Counsel (see Exhibit 5.1)
99.1*	Demand Promissory Note dated December 19, 2012 in the amount of $10,000.00 payable to Kenneth Johnson

*	Filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on February 15, 2013.
**	Filed as an exhibit to our Registration Statement on Form S-1/A filed with the SEC on May 1, 2013.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indio, State of California on July 17 , 2013.

(Registrant)

GLOBAL TECH SOLUTIONS, INC.

By:	/s/ Kenneth Johnson

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kenneth Johnson	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board of Directors	July 17 , 2013
Kenneth Johnson